                                                                    Exhibit 10.1

                          CONSTRUCTION LOAN AGREEMENT




                            dated as of May 16, 1996

                                     among

                             MORAN BULK CORPORATION
                                (THE "BORROWER")


                          MORAN TRANSPORTATION COMPANY
                                      AND
                            MORAN TOWING CORPORATION
                               (THE "GUARANTORS")

                                      and


                       THE FIRST NATIONAL BANK OF BOSTON
                                  (THE "BANK")

                               TABLE OF CONTENTS


1.  DEFINITIONS AND RULES OF INTERPRETATION..................................   1
     1.1.  Definitions.......................................................   1
     1.2.  Rules of Interpretation...........................................  13
2.  THE CONSTRUCTION LOAN....................................................  13
     2.1.  Agreement to Make Construction Advances...........................  13
     2.2.  Commitment Fee....................................................  14
     2.3.  Reduction of Total Commitment.....................................  14
     2.4.  The Note..........................................................  15
     2.5.  Interest on Construction Advances.................................  15
     2.6.  Requests for Construction Advances................................  15
     2.7.  Conversion Options................................................  16
          2.7.1.  Conversion to Different Type of Construction Advance.......  16
          2.7.2.  Continuation of Type of Construction Advance...............  16
          2.7.3.  Eurodollar Rate Advances...................................  17
     2.8.  Funds for Construction Advances...................................  17
          2.8.1.  Funding Procedures.........................................  17
          2.8.2.  Construction Advances to Borrower or Builder...............  17
          2.8.3.  Construction Advances to Others............................  18
          2.8.4.  Advances Pursuant to Contract..............................  18
          2.8.5.  Construction Advances Do Not Constitute a Waiver...........  18
3.  REPAYMENT OF THE CONSTRUCTION LOAN.......................................  19
     3.1.  Maturity..........................................................  19
     3.2.  Mandatory Repayments of Construction Loan.........................  19
     3.3.  Optional Repayments of Construction Loan..........................  19
4.  CERTAIN GENERAL PROVISIONS...............................................  19
     4.1.  Closing Fee.......................................................  19
     4.2.  Funds for Payments................................................  19
          4.2.1.  Payments to Bank...........................................  19
          4.2.2.  No Offset, etc.............................................  20
     4.3.  Computations......................................................  20
     4.4.  Inability to Determine Eurodollar Rate............................  20
     4.5.  Illegality........................................................  21
     4.6.  Additional Costs, etc.............................................  21
     4.7.  Capital Adequacy..................................................  22
     4.8.  Certificate.......................................................  23
     4.9.  Indemnity.........................................................  23
     4.10.  Interest After Default...........................................  23
          4.10.1.  Overdue Amounts...........................................  23
          4.10.2.  Amounts Not Overdue.......................................  23
     4.11.  Right to Retain the Construction Inspector.......................  24
5.  SECURITY AND GUARANTIES..................................................  24
     5.1.  Security of Borrower..............................................  24
     5.2.  Guaranties of the Guarantors......................................  24


6.  REPRESENTATIONS AND WARRANTIES...........................................  24
     6.1.  Corporate Authority...............................................  25
          6.1.1.  Incorporation; Good Standing...............................  25
          6.1.2.  Authorization..............................................  25
          6.1.3.  Enforceability.............................................  25
     6.2.  Governmental Approvals............................................  25
     6.3.  Title to Properties...............................................  26
     6.4.  Financial Statements and Projections..............................  26
          6.4.1.  Financial Statements.......................................  26
          6.4.2.  Budget.....................................................  26
     6.5.  No Material Changes, etc..........................................  26
     6.6.  Franchises, Patents, Copyrights, etc..............................  27
     6.7.  Litigation........................................................  27
     6.8.  No Materially Adverse Contracts, etc..............................  27
     6.9.  Compliance With Other Instruments, Laws, etc......................  27
     6.10.  Tax Status.......................................................  28
     6.11.  No Event of Default..............................................  28
     6.12.  Holding Company and Investment Company Acts......................  28
     6.13.  Absence of Financing Statements, etc.............................  28
     6.14.  Perfection of Security Interest..................................  28
     6.15.  Certain Transactions.............................................  29
     6.16.  Employee Benefit Plans...........................................  29
          6.16.1.  In General................................................  29
          6.16.2.  Terminability of Welfare Plans............................  29
          6.16.3.  Guaranteed Pension Plans..................................  29
          6.16.4.  Multiemployer Plans.......................................  30
     6.17.  Purpose; Regulations U and X.....................................  30
     6.18.  Subsidiaries, etc................................................  30
     6.19.  Real Property....................................................  30
     6.20.  Disclosure.......................................................  30
     6.21.  Fiscal Year......................................................  31
     6.22.  Insurance........................................................  31
     6.23.  Contract.........................................................  31
7.  AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS.................  31
     7.1.  Punctual Payment..................................................  31
     7.2.  Maintenance of Office.............................................  31
     7.3.  Records and Accounts..............................................  32
     7.4.  Financial Statements, Certificates and Information................  32
     7.5.  Notices...........................................................  33
          7.5.1.  Defaults...................................................  33
          7.5.2.  Environmental Events.......................................  33
          7.5.3.  Notification of Claims Against Collateral..................  34
          7.5.4.  Notice of Litigation and Judgments.........................  34
          7.5.5.  Notice of Nonpayment.......................................  34
     7.6.  Corporate Existence; Maintenance of Properties....................  34


     7.7.  Insurance.........................................................  35
     7.8.  Taxes.............................................................  35
     7.9.  Inspection of Properties and Books, etc...........................  35
          7.9.1.  General....................................................  35
          7.9.2.  Communication with Accountants.............................  36
     7.10.  Compliance with Laws, Contracts, Licenses, and Permits...........  36
     7.11.  Employee Benefit Plans...........................................  36
     7.12.  Use of Proceeds..................................................  37
     7.13.  Commencement, Pursuit and Completion of Construction.............  37
     7.14.  Approvals........................................................  37
     7.15.  Laborers, Subcontractors and Materialmen.........................  37
     7.16.  Classification...................................................  37
     7.17.  Further Assurances...............................................  38
8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS............  38
     8.1.  Restrictions on Indebtedness......................................  38
     8.2.  Restrictions on Liens.............................................  39
     8.3.  Restrictions on Investments.......................................  40
     8.4.  Distributions; Restricted Prepayments.............................  41
          8.4.1.  The Borrower...............................................  41
          8.4.2.  The Guarantors.............................................  41
     8.5.  Merger; Consolidation; Subsidiaries...............................  42
          8.5.1.  Mergers and Acquisitions...................................  42
          8.5.2.  Disposition of Assets......................................  42
          8.5.3.  Subsidiaries...............................................  42
     8.6.  Sale and Leaseback................................................  42
     8.7.  Compliance with Environmental Laws................................  42
     8.8.  Employee Benefit Plans............................................  43
     8.9.  Change of Principal Place of Business or Corporate Name...........  43
     8.10.  Fiscal Year......................................................  44
     8.11.  Restriction on Change Orders.....................................  44
     8.12.  Transactions with Affiliates.....................................  44
     8.13.  Business Activities..............................................  44
     8.14.  Negative Pledge..................................................  44
9.  FINANCIAL COVENANTS OF THE BORROWER AND THE GUARANTORS...................  44
     9.1.  Debt Service......................................................  44
     9.2.  Leverage..........................................................  44
10.  CLOSING CONDITIONS......................................................  45
     10.1.  Loan Documents...................................................  45
     10.2.  Certified Copies of Charter Documents............................  45
     10.3.  Corporate Action.................................................  45
     10.4.  Incumbency Certificate...........................................  45
     10.5.  Validity of Liens................................................  45
     10.6.  Perfection Certificates and UCC Search Results...................  45


     10.7.  Certificates of Insurance........................................  46
     10.8.  Solvency Certificate.............................................  46
     10.9.  Permits..........................................................  46
     10.10.  Opinions of Counsel.............................................  46
     10.11.  Payment of Fees.................................................  46
     10.12.  Construction Inspector Letter...................................  46
11.  CONDITIONS TO ALL BORROWINGS............................................  46
     11.1.  Representations True; No Event of Default; No Material Changes...  46
     11.2.  No Legal Impediment..............................................  47
     11.3.  Governmental Regulation..........................................  47
     11.4.  Proceedings and Documents........................................  47
     11.5.  Events Relating to Construction..................................  47
          11.5.1.  Loan Documents............................................  47
          11.5.2.  Lien Waivers..............................................  47
          11.5.3.  Construction Inspector....................................  47
          11.5.4.  Effectiveness of Documents................................  48
          11.5.5.  Relating to Final Construction Advance....................  48
12.  EVENTS OF DEFAULT; ACCELERATION; ETC....................................  48
     12.1.  Events of Default and Acceleration...............................  48
     12.2.  Termination of Commitment........................................  52
     12.3.  Remedies.........................................................  52
     12.4.  Distribution of Collateral Proceeds..............................  53
13.  SETOFF..................................................................  54
14.  EXPENSES................................................................  54
15.  INDEMNIFICATION.........................................................  55
16.  SURVIVAL OF COVENANTS, ETC..............................................  55
17.  ASSIGNMENT AND PARTICIPATION............................................  56
     17.1.  Assignment by the Bank...........................................  56
     17.2.  Participations...................................................  56
     17.3.  Disclosure.......................................................  56
     17.4.  Miscellaneous Assignment Provisions..............................  56
     17.5.  Assignment by Borrower...........................................  57
18.  NOTICES, ETC............................................................  57
19.  GOVERNING LAW...........................................................  57
20.  HEADINGS................................................................  58
21.  COUNTERPARTS............................................................  58
22.  ENTIRE AGREEMENT, ETC...................................................  58
23.  WAIVER OF JURY TRIAL....................................................  58
24.  CONSENTS, AMENDMENTS, WAIVERS, ETC......................................  59
25.  SEVERABILITY............................................................  59

                                   SCHEDULES

          Schedule 1.1            Project Budget
          Schedule 1.1(u)         Unrestricted
          Subsidiaries
          Schedule 6.3            Title to Properties;
          Leases
          Schedule 6.16           Employee Benefit
          Plans
          Schedule 6.18           Subsidiaries; Joint
          Ventures
          Schedule 6.19           Real Property
          Schedule 6.22           Insurance
          Schedule 7.2            Chief Executive
          Offices
          Schedule 8.1            Existing Indebtedness
          Schedule 8.2            Existing Liens
          Schedule 8.3            Existing Investments
          Schedule 8.4.2          Individuals Holding
          Redeemable Stock



                                    EXHIBITS

          Exhibit A               Form of Note
          Exhibit B               Form of Construction Advance Request
          Exhibit C               Plans and Specifications
          Exhibit D               Form of Security Agreement
          Exhibit E               Form of Guaranty
          Exhibit F               Trinity Guaranty
          Exhibit G               Form of Collateral Assignment
          Exhibit H               Form of Compliance Certificate

                          CONSTRUCTION LOAN AGREEMENT
                          ---------------------------

          This CONSTRUCTION LOAN AGREEMENT (together with the exhibits and schedules hereto, this "Loan Agreement") is made as of May 16, 1996, by and among MORAN BULK CORPORATION (the "Borrower") a Delaware corporation having its principal place of business at Two Greenwich Plaza, Greenwich, Connecticut 06830, MORAN TRANSPORTATION COMPANY ("Moran"), MORAN TOWING CORPORATION ("Towing" and together with Moran, referred to herein as the "Guarantors"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association (the "Bank").

                    DEFINITIONS AND RULES OF INTERPRETATION.
                    ---------------------------------------

          1.1 DEFINITIONS. The following terms shall have the meanings set forth
              -----------
in this (S)1 or elsewhere in the provisions of this Loan Agreement referred to below:

          Advance(s).  Any advances of the Construction Loan.
          ----------

          Affiliate.  Any Person that would be considered to be an affiliate of
          ---------
the Borrower or a Guarantor under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower or such Guarantor were issuing securities.

          Balance Sheet Date.  December 31, 1995.
          ------------------

          Bank.  As defined in the preamble hereto.
          ----

          Bank's Head Office.  The Bank's head office located at 100 Federal
          ------------------
Street, Boston, Massachusetts 02110, or at such other location as the Bank may designate by written notice to the Borrower from time to time.

          Bank's Special Counsel. Bingham, Dana & Gould LLP, or such other
          ----------------------
counsel as may be approved by the Bank.

          Base Rate.  The higher of (a) the annual rate of interest announced
          ---------
from time to time by the Bank at its head office in Boston, Massachusetts, as its "base rate" or (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three funds brokers of recognized standing selected by the Bank.

          Base Rate Advance.  Any Construction Advance or portion thereof
          -----------------
bearing interest calculated by reference to the Base Rate.

          Borrower.  As defined in the preamble hereto.
          --------

          Builder.  Trinity Marine Group, Inc., a Nevada corporation, which will
          --------
perform the construction of the Vessel pursuant to the Contract.

          Business Day.  Any day on which banking institutions in Boston,
          ------------
Massachusetts are open for the transaction of banking business and, in the case of Eurodollar Rate Advances, also a day which is a Eurodollar Business Day.

          Capitalized Leases.  Leases under which the Borrower or a Guarantor is
          ------------------
the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

          CERCLA.  See (S)6.18 hereof.
          ------

          Closing Date.  The first date on which the conditions set forth in
          ------------
(S)10 have been satisfied and the first Construction Advance is to be made.

          Closing Fee.  See (S)4.1.
          -----------

          Code.  The Internal Revenue Code of 1986.
          ----

          Collateral.  All of the property, rights and interests of the Borrower
          ----------
that are or are intended to be subject to the security interests created by the Security Documents.

          Collateral Assignment.  The Collateral Assignment of Construction
          ---------- ----------
Contract and Trinity Guaranty, dated as of the date hereof, entered into among the Borrower, the Builder, Trinity and the Bank, substantially in the form of Exhibit G hereto.
- ---------

          Commitment.  The Bank's commitment to make Construction Advances to
          ----------
the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

          Compliance Certificate.  See (S)7.4(d) hereof.
          ----------------------

          Consolidated or consolidated.  With reference to any term defined
          ----------------------------
herein, shall mean that term as applied to the accounts of Moran and its Restricted Subsidiaries, consolidated in accordance with GAAP.

          Consolidated Debt Service.  As of the end of each fiscal quarter of
          -------------------------
Moran, the aggregate amount of Debt Service of Moran and its Restricted Subsidiaries for the period of the four consecutive fiscal quarters then ending, determined on a consolidated basis for such Persons in accordance with GAAP.

          Consolidated EBITDA.  As of the end of each fiscal quarter of Moran,
          ------------ ------
the aggregate amount of EBITDA of Moran and its Restricted Subsidiaries for the period of the four consecutive fiscal quarters then ending, determined on a consolidated basis for such Persons in accordance with GAAP.

          Consolidated Funded Debt.  As at the end of each fiscal quarter of
          ------------ ------ ----
Moran, the aggregate amount of Funded Debt of Moran and its Restricted Subsidiaries as at such date, determined on a consolidated basis for such Persons in accordance with GAAP.

          Consolidated Operating Cash Flow.  As of the end of each fiscal
          --------------------------------
quarter of Moran, the aggregate amount of Operating Cash Flow of Moran and its Restricted Subsidiaries for the period of the four consecutive fiscal quarters then ending, determined on a consolidated basis for such Persons in accordance with GAAP.

          Construction Advance.  See (S)2.1 hereof.
          ---------------------

          Construction Advance Request.  See (S)2.6 hereof.
          ----------------------------

          Construction Inspector. Denholm Ship Management or, if the Bank so
          ----------------------
elects from time to time, the consulting architect, engineer or inspector appointed by the Bank.

          Construction Loan.  See (S)2.1 hereof.
          -----------------

          Construction Loan Advance Date.  Each of the dates on which the
          ------------------------------
Borrower makes a Construction Advance Request under (S)2.1.

          Contract.  The Vessel Construction Agreement dated as of December 21,
          --------
1995, between the Borrower and the Builder, as may be amended from time to time with the consent of the Bank or changed pursuant to (S)8.11, providing for the construction of the Vessel, a copy of which has been furnished to the Bank.

          Contract Price.  The total construction price payable for the
          --------------
construction of the Vessel pursuant to the Contract, provided, however, that in
                                                     --------  -------
no event shall the Contract Price for the Vessel exceed $7,970,000 without the prior written consent of the Bank.

          Conversion Request.  A notice given by the Borrower to the Bank of the
          ------------------
Borrower's election to convert or continue an Advance in accordance with (S)2.7.

          Debt Service.  For any fiscal period of any Person, an amount equal to
          ------------
the sum of (a) the Total Interest Expense of such Person for such period plus
    ---                                                                  ----
(b) the

Total Financial Obligations of such Person for such period, as determined in accordance with GAAP.

          Debt Service Coverage Ratio. The ratio of (a) Consolidated Operating
          ---------------------------
Cash Flow to (b) Consolidated Debt Service.

          Default.  See (S)12 hereof.
          -------

          Distribution.  The declaration or payment of any dividend on or in
          ------------
respect of any shares of any class of capital stock of the Borrower or the Guarantors, other than dividends payable solely in shares of common stock of the Borrower or the Guarantors; the purchase, redemption, or other retirement by the issuer thereof of any shares of any class of capital stock of the Borrower or the Guarantors, directly or indirectly; the return of capital by the Borrower or the Guarantors to their shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower or the Guarantors.

          Dollars or $. Dollars in lawful currency of the United States of
          -------    -
America.

          Domestic Lending Office.  Initially the Bank's Head Office, thereafter
          -----------------------
such other office as the Bank may, from time to time, designate by written notice to the Borrower.

          Drawdown Date.  The date on which any Construction Advance is made or
          -------------
is to be made, and the date on which any Construction Advance is converted or continued in accordance with (S)2.7.

          EBITDA.  With respect to any Person, and for any period, the Net
          ------
Income of such Person for such period, after all expenses and other proper charges but before payment or provision for any income taxes, tax distributions, interest expense, depreciation or amortization for such period, determined in accordance with GAAP, and after eliminating therefrom all extraordinary nonrecurring items of income (or deficit).

          Employee Benefit Plan.  Any employee benefit plan within the meaning
          ---------------------
of (S)3(2) of ERISA maintained or contributed to by the Borrower, either Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

          Environmental Laws.  Any federal, state, county, regional or local
          ------------------
law, statute, or regulation pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under or relating to such laws or relating to environmental matters and which are applicable to the Borrower or the Guarantors.

           ERISA. The Employee Retirement Income Security Act of 1974.
           -----

          ERISA Affiliate.  Any Person which is treated as a single employer
          ---------------
with the Borrower or either Guarantor under (S)414 of the Code.

          ERISA Reportable Event.  A reportable event with respect to a
          ----------------------
Guaranteed Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

          Eurocurrency Reserve Rate.  For any day with respect to a Eurodollar
          -------------------------
Rate Advance, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

          Eurodollar Business Day.  Any day on which commercial banks are open
          -----------------------
for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Bank in its sole discretion acting in good faith.

          Eurodollar Lending Office.  Initially, the Head Office; thereafter,
          -------------------------
such other office of the Bank, if any, that shall be making or maintaining Eurodollar Rate Advances.

          Eurodollar Rate.  For any Interest Period with respect to a Eurodollar
          ---------------
Rate Advance, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Bank's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 a.m., Boston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Advance to which such Interest Period applies, divided by
                                                                   ----------
(b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

          Eurodollar Rate Advances.  Any Construction Advance or portion thereof
          ------------------------
bearing interest calculated by reference to the Eurodollar Rate.

          Event of Default.  See (S)12 hereof.
          ----------------

          Funded Debt.  With respect to any Person, the aggregate amount of all
          ------ ----
Indebtedness of such Person for borrowed money (other than short-term trade credit), the deferred purchase price of assets (other than short-term trade credit) and Capitalized Leases.

          GAAP.  (a) When used in (S)9, whether directly or indirectly through
          ----
reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of Moran reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of Moran adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified
- --------
public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

          Governmental Authority.  The United States of America, any State
          ----------------------
thereof, any political subdivision thereof, and any agency, authority, department, commission, board, bureau, or instrumentality of any of them (including without limitation the Federal Maritime Commission, MARAD, and the United States Coast Guard).

          Guaranteed Pension Plan.  Any employee pension benefit plan within the
          -----------------------
meaning of (S)3(2) of ERISA maintained or contributed to by the Borrower, either Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          Guarantors.  As defined in the preamble hereto.
          ----------

          Guaranty.  The Guaranty, dated as of the date hereof, made by the
          --------
Guarantors in favor of the Bank, pursuant to which the Guarantors have guaranteed to the Bank the payment and performance of the Obligations, substantially in the form of Exhibit E attached hereto.
                             ---------

          Hazardous Substances.  See (S)6.18(b) hereof.
          --------------------

          Indebtedness.  With respect to any Person, (a) every obligation of
          ------------
such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,
(c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding (i) trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue by 60 days or more or are being contested in good faith and (ii) obligations arising under construction contracts for the construction of qualified vessels substituted pursuant to the terms of the Senior Indenture), (e) interest accrued after the commencement of any bankruptcy, insolvency, receivership or similar proceedings and other interest that would have accrued but for the commencement of such proceedings, (f) every Capitalized Lease of such Person, (g) the maximum fixed redemption or repurchase price of preferred stock of such Person at the time of determination, (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. Any reference in this definition to indebtedness shall be deemed to include any renewals, extensions, refundings, amendments and modifications to any such indebtedness or any indebtedness issued in exchange for such indebtedness.

          Interest Payment Date.  (a) As to any Base Rate Advance, the last day
          ---------------------
of the calendar quarter which includes the Drawdown Date thereof; and (b) as to any Eurodollar Rate Advance in respect of which the Interest Period is (i) three
(3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

          Interest Period.  With respect to each Construction Advance, (a)
          ---------------
initially, the period commencing on the Drawdown Date of such Advance and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Construction Advance Request (i) for any Base Rate Advance, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Advance, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Advance and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to
                    --------
Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Advance would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b) if any Interest Period with respect to a Base Rate Advance would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (c) if the Borrower shall fail to give notice as provided in (S)2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Advance to a Base Rate Advance and the continuance of all Base Rate Advances as Base Rate Advances on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (e) any Interest Period relating to any Eurodollar Rate Advance that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     Investments.  All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Leverage Ratio.  The ratio of (a) Consolidated Funded Debt to (b)
     --------------
Consolidated EBITDA.

     Loan Agreement.  As defined in the preamble hereto.
     --------------

     Loan Documents.  This Loan Agreement, the Note and the Security Documents.
     --------------

     MARAD.  The United States Maritime Administration.
     -----

     Maturity Date.  The earlier of (a) sixty (60) days after the "Delivery
     -------------
Date" (as such term is defined in the Contract) and (b) December 31, 1996.

     Moran.  As defined in the preamble hereto.
     -----

     Multiemployer Plan.  Any multiemployer plan within the meaning of (S)3(37)
     ------------------
of ERISA maintained or contributed to by the Borrower, either Guarantor or any ERISA Affiliate.

     Note.  See (S)2.4 hereof.
     ----

     Note Record.  The grid attached to the Note, or the continuation of such
     -----------
grid, or any other similar record, including computer records, maintained by the Bank with respect to any Advance referred to in the Note.

     Net Income.  The consolidated net income (or deficit) of Moran and its
     ----------
Restricted Subsidiaries, determined in accordance with GAAP, provided that (a)
                                                             --------
the net income of any Person which is not a wholly-owned Subsidiary of Moran or any of its Restricted Subsidiaries but which is consolidated with Moran or any of its Restricted Subsidiaries or is accounted for by Moran or any of its Restricted Subsidiaries by the equity method of accounting shall be included for the purpose of determining net income only to the extent of the amount of cash dividends or cash distributions paid to Moran or its Restricted Subsidiaries;
(b) the net income of any Person acquired by Moran or any of its Restricted Subsidiaries or a Subsidiary of Moran or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (c) the net income of any Restricted Subsidiary of Moran that is subject to restrictions at such time, direct or indirect, on the payment of dividends or the making of distributions to Moran or any of its Restricted Subsidiaries shall be excluded to the extent of such restrictions (other than restrictions imposed by applicable law); (d) the net income of (i) any Unrestricted Subsidiary and (ii) any Subsidiary of which less than 80% of whose securities having the right (apart from the right under special circumstances) to vote in the election of directors are owned by Moran or its wholly-owned Restricted Subsidiaries shall be included only to the extent of the amount of cash dividends or cash distributions actually paid by such Subsidiary to Moran or a wholly-owned Restricted Subsidiary of Moran net of any amounts invested in or otherwise transferred to any Unrestricted Subsidiaries by Moran or its Restricted Subsidiaries in excess of $5,000,000; (e) in the case of Moran, the net income attributable to any business, properties or assets acquired (by way of merger, consolidation, purchase or otherwise) by Moran or any Restricted Subsidiary of Moran for any period prior to the date of such acquisition shall be excluded; and (f) all extraordinary gains and losses, and any gain or loss realized upon the termination of any employee pension benefit plan, in respect of dispositions of assets other than in the ordinary course of business and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP, shall be excluded.

     Obligations.  All indebtedness, obligations and liabilities of any of the
     -----------
Borrower, the Guarantors and/or their affiliates to the Bank, individually or collectively, existing on the date of this Loan Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Loan Agreement or any of the other Loan Documents or in respect of any of the Advances, the Note or any other instruments at any time evidencing any thereof.

     Operating Cash Flow.  With respect to any Person and for any period, an
     -------------------
amount equal to (a) EBITDA of such Person during such period minus (b) cash
                                                             -----
payments for all income taxes paid by such Person during such period.

     Outstanding.  With respect to the Advances, the aggregate unpaid principal
     -----------
thereof as of any date of determination.

     Parent Credit Agreement.  The Revolving Credit Agreement, dated as of July
     ------ ------ ---------
11, 1994 among Moran, the Restricted Subsidiaries named therein, the Bank and The First National Bank of Boston, as agent for the banks which are or may become a party thereto.

     PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of ERISA
     ----
and any successor entity or entities having similar responsibilities.

     Perfection Certificate.  The "Perfection Certificate" as defined in the
     ----------------------
Security Agreement.

     Permitted Liens.  Liens, security interests and other encumbrances
     ---------------
permitted by (S)8.2.

     Person.  Any individual, corporation, partnership, trust, unincorporated
     ------
association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Plans and Specifications.  All plans and specifications in connection with
     ------------------------
the construction and design of the Vessel, a copy of which are attached hereto as Exhibit C.
   ---------

     Project.  As the context may require, the design, construction and finish
     ---------
of the construction of the Vessel including, without limitation, the installation of fixtures, furniture and equipment thereon.

     Project Budget.  The estimated Project Costs as set forth on Schedule 1.1
     --------------                                               ------------
hereto.

     Project Costs.  The total cost to complete the Project, including the
     -------------
Contract Price, costs and expenses under and associated with the Contract, architects' fees and miscellaneous fees and expenses as set forth in the Project Budget; provided, however, that the aggregate amount of such Project Costs for
        --------  -------
the Vessel shall not exceed $8,400,000 without the prior written consent of the Bank.

     Requirements.  Any law, ordinance, code, order, rule or regulation of any
     ------------
Governmental Authority relating in any way to the construction or ownership of the Vessel, or the use, occupancy and operation of the Vessel following the completion of its construction.

     Restricted Prepayment.  As to any Person, any payment or prepayment of
     ---------------------
principal or repurchase of any Indebtedness of such Person in advance of the scheduled maturity thereof (as the terms of such Indebtedness are in effect on the Closing Date).

     Restricted Subsidiary.  Any Subsidiary of Moran that is designated as a
     ---------------------
Restricted Subsidiary under the Parent Credit Agreement.

     Security Agreement.  The Security Agreement, dated as of the date hereof,
     ------------------
between the Borrower and the Bank and substantially in the form of Exhibit D
                                                                   ---------
attached hereto.

     Security Documents.  The Guaranty, the Collateral Assignment and the
     ------------------
Security Agreement.

     Senior Indenture.  The Indenture, dated as of July 11, 1994, between Moran
     ----------------
and Fleet National Bank, as successor to Shawmut Bank, N.A., as trustee.

     Subsidiary.  Any corporation, trust, association, or other business entity
     ----------
of which the designated parent shall at any time own, directly or indirectly, at least a majority (by number of votes) of the outstanding voting stock.

     Title XI.  Title XI of the Merchant Marine Act of 1936, as amended.
     ----- --

     Total Commitment.  $7,720,000, as the same may be reduced pursuant to the
     ----------------
provisions hereof.

     Total Financial Obligations.  With respect to any fiscal period and any
     ---------------------------
Person, an amount equal to the sum of all principal payments on long-term Indebtedness that become due and payable or that are to become due and payable during such fiscal period pursuant to any agreement or instrument to which such Person is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases.

     Total Interest Expense.  For any Person, for any period the aggregate
     ----------------------
amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and amortization of deferred financing costs, in each case calculated in accordance with GAAP) and the interest component of Indebtedness in respect of Capitalized Leases, paid or accrued (without duplication) by such Person and its Restricted Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, (a) interest on Indebtedness determined on a fluctuating basis for periods succeeding the date of determination shall be deemed to accrue at a rate equal to the rate of interest on such Indebtedness as in effect on the date of determination and (b) interest on Indebtedness in respect of Capitalized Leases shall be deemed to accrue at an interest rate reasonably determined by the chief financial officer of such Person to be the rate of interest implicit in such Indebtedness in respect of Capitalized Leases in accordance with GAAP.

     Towing.  As defined in the preamble hereto.
     ------

     Trinity.  Trinity Industries, Inc., a Delaware corporation.
     -------

     Trinity Guaranty.  The Parent Guaranty, dated as of January 11, 1996,
     ------- --------
executed by Trinity in favor of the Borrower, a copy of which is attached hereto as Exhibit F.
   ---------

     Type.  As to any Advance its nature as a Base Rate Advance or a Eurodollar
     ----
Rate Advance.

     Unrestricted Subsidiary.  Those Subsidiaries of Moran listed on Schedule
     -----------------------                                         --------
1.1(u) hereto and any designated as such pursuant to the Senior Indenture.
- ------

     Vessel.  The dry bulk carrying barge to be designed, engineered and built
     ------
in accordance with the Contract and the Plans and Specifications and which shall be U.S. flagged and eligible for operation in the coastwise trade of the United States of America.

1.2   RULES OF INTERPRETATION.
      -----------------------

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Loan Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d)  A reference to "the Guarantors" or "either Guarantor" means both
     (i) the Guarantors collectively and (ii) each Guarantor individually.

          (e) A reference to any Person includes its permitted successors and permitted assigns.

          (f) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

          (g)  The words "include", "includes" and "including" are not limiting.

          (h) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (i) Reference to a particular "(S)" refers to that section of this Loan Agreement unless otherwise indicated.

          (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Loan Agreement as a whole and not to any particular section or subdivision of this Loan Agreement.

                          2  THE CONSTRUCTION LOAN.
                             ---------------------

     2.1. AGREEMENT TO MAKE CONSTRUCTION ADVANCES. Subject to the terms and
          ---------------------------------------
conditions set forth in this Loan Agreement, the Bank agrees to advance to the Borrower on each Construction Loan Advance Date, upon notice by the Borrower to the Bank given in accordance with (S)2.6 hereof, an amount equal to the Construction Advance requested in such notice, provided that (i) the amount
                                               --------
requested shall not exceed the amount required to be paid at such time in accordance with the payment terms of the Contract and (ii) the sum of the Outstanding amount of all Construction Advances made by the Bank to the Borrower pursuant to this (S)2.1 (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment and, provided further, the
                                             ----------------
proceeds of such Construction Advance shall be used to finance the Project Costs incurred as of such Construction Loan Advance Date in accordance with the Contract. The aggregate principal amount requested pursuant to (S)2.6 hereof to be advanced by the Bank to the Borrower on any given Construction Loan Advance Date is referred to herein, in each instance, as a "Construction Advance", and the aggregate cumulative principal amount of all sums advanced by the Bank to the Borrower from time to time pursuant to this (S)2.1 is referred to herein as the "Construction Loan". Each request for a Construction Advance hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in (S)10 and (S)11 hereof, in the case of the initial Construction Advance to be made on the Closing Date, and (S)11 hereof, in the case of all other Construction Advances, have been satisfied on the date of such request.

     2.2. COMMITMENT FEE. The Borrower agrees to pay to the Bank a commitment
          --------------
fee calculated at the rate of one-half of one percent (1/2%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment exceeds the Outstanding amount of the Construction Loan during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitment shall terminate.

      2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at
           -----------------------------
any time and from time to time upon three (3) Business Days prior written notice to the Bank to reduce by $500,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Total Commitment shall be reduced by the amount specified in such notice or, as the case may be, terminated. In the case of a reduction of the Total Commitment, the amount of each remaining Construction Advance shall be reduced pro rata as a result of such reduction of the Total Commitment. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Bank the full amount of any commitment fee then accrued on the amount of the reduction. No reduction of the Total Commitment may be reinstated.

      2.4. THE NOTE. The Construction Loan shall be evidenced by a promissory
           --------
note of the Borrower, substantially in the form of Exhibit A attached hereto
                                                   ------- -
(the "Note"), dated as of the Closing Date and completed with appropriate insertions. The Note shall be payable to the order of the Bank in a principal amount equal to the Total Commitment or, if less, the Outstanding amount of all Construction Advances made by the Bank, plus interest accrued thereon, as set
                                        ----
forth below. The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any

Construction Advance or at the time of receipt of any payment of principal on the Note, an appropriate notation on the Note Record reflecting the making of such Construction Advance or (as the case may be) the receipt of such payment. The Outstanding amount of the Construction Advances set forth on the Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on the Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note to make payments of principal of or interest on the Note when due.

      2.5. INTEREST ON CONSTRUCTION ADVANCES. Except as otherwise provided in
           ---------------------------------
(S)4.10,

          (a) Each Base Rate Advance shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus one-quarter percent ( 1/4%).
               ----

          (b) Each Eurodollar Rate Advance shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate for such Interest Period plus two and one-quarter percent
                                              ----
     (2  1/4%).

          (c) The Borrower promises to pay interest on each Construction Advance in arrears on each Interest Payment Date with respect thereto.

      2.6. REQUESTS FOR CONSTRUCTION ADVANCES. The Borrower shall give to the
           ----------------------------------
Bank written notice in the form of Exhibit B attached hereto (or telephonic
                                   ------- -
notice confirmed in a writing in the form of Exhibit B attached hereto) of each
                                             ------- -
Construction Advance requested hereunder (a "Construction Advance Request") no less than (a) two (2) Business Days prior to any Drawdown Date of any Base Rate Advance or (b) three (3) Eurodollar Business Days prior to any Drawdown Date of any Eurodollar Rate Advance. Each such notice shall specify (i) the principal amount of the Construction Advance; (ii) the amount of the Project Costs to be funded by the requested Construction Advance (with reference to the Builder's, subcontractor's or supplier's invoices relating to such Project Costs and/or other supporting documentation, a copy of which shall have been delivered to the Bank prior to or together with the Construction Advance Request); (iii) the aggregate principal amount of the Construction Loan outstanding after giving effect to the Construction Advance requested; (iv) the Interest Period for such Construction Advance; and (v) the Type of such Construction Advance. Each such notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept from the Bank on the applicable Construction Loan Advance Date the requested Construction Advance provided in such notice. The amount of each Base Rate

Advance requested pursuant to each Construction Advance Request shall be in a minimum aggregate amount of $50,000. The amount of each Eurodollar Rate Advance requested pursuant to each Construction Advance Request shall be in a minimum aggregate amount of $250,000.

  2.7. CONVERSION OPTIONS.
        ------------------

            2.7.1. CONVERSION TO DIFFERENT TYPE OF CONSTRUCTION ADVANCE.
            ------ ----------------------------------------------------
     The Borrower may elect from time to time to convert any Outstanding Construction Advance to a Construction Advance of another Type, provided
                                                                     --------
     that (a) with respect to any such conversion of a Eurodollar Rate Advance to a Base Rate Advance, (i) the Borrower shall give the Bank at least two
     (2) Business Days prior written notice of such election and (ii) such conversion shall only be made on the last day of the Interest Period with respect thereto; (b) with respect to any such conversion of a Base Rate Advance to a Eurodollar Rate Advance, the Borrower shall give the Bank at least three (3) Eurodollar Business Days prior written notice of such election and (c) no Construction Advance may be converted into a Eurodollar Rate Advance when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made the Bank shall take such action as is necessary to transfer such Construction Advances to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of Outstanding Construction Advances of any Type may be converted as provided herein, provided that partial
                                                      --------
     conversions shall be in an aggregate principal amount of $250,000 or a whole multiple of $100,000 in excess thereof. Each Conversion Request relating to the conversion of a Construction Advance to a Eurodollar Rate Advance shall be irrevocable by the Borrower.

             2.7.2. CONTINUATION OF TYPE OF CONSTRUCTION ADVANCE. Any
             ------ ----------------------------------------------
     Construction Advances of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in (S)2.7.1; provided that no
                                                                --------
     Eurodollar Rate Advance may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Advance on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Bank active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Advance as such, then such Eurodollar Rate Advance shall be automatically converted to a Base Rate Advance on the last day of the first Interest Period relating thereto.

             2.7.3. EURODOLLAR RATE ADVANCES. Any conversion to or from
             ------ -------------------------
     Eurodollar Rate Advances shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Advances having the same Interest Period shall not be less than $250,000 or a whole multiple of $100,000 in excess thereof.

      2.8. FUNDS FOR CONSTRUCTION ADVANCES.
           -------------------------------

             2.8.1. FUNDING PROCEDURES. Upon the satisfaction of the conditions
             ------ ------------------
     set forth in (S)10 and (S)11 the Bank will make available to the Borrower the requested Construction Advance in the manner provided in (S)2.8.2.

             2.8.2. CONSTRUCTION ADVANCES TO BORROWER OR BUILDER. All
             ------ --------------------------------------------
     Construction Advances made pursuant to this (S)2.8.2 shall be made, at the sole and absolute discretion of the Bank, either directly to the Borrower or directly to the Builder for deposit in an appropriately designated special bank account. In the event that a Construction Advance is made to the Borrower, the Borrower covenants and agrees that it will, within three
     (3) Business Days after the Drawdown Date of such Construction Advance, provide the Bank with evidence, in form and substance reasonably satisfactory to the Bank, that the Borrower shall have paid the invoices for work performed or materials supplied which were submitted by the Borrower to the Bank with the Construction Advance Request corresponding to such Construction Advance. In addition, the execution of this Loan Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization to disburse the proceeds of the Construction Advances to fund progress payments to the Builder when due, in accordance with the provisions of the Contract. No further authorization from the Borrower shall be necessary to warrant such direct disbursements of the proceeds of the Construction Advances to the Builder and all such disbursements shall
     (i) be deemed to be Construction Advances hereunder, (ii) satisfy the obligations of the Bank hereunder and (iii) be secured by the Security Documents as fully as if made directly to the Borrower.

             2.8.3. CONSTRUCTION ADVANCES TO OTHERS. Upon the occurrence and
             ------ -------------------------------
     during the continuance of any Default or Event of Default and following five (5) days prior written notice to the Borrower (provided that such prior notice is not required if in the reasonable opinion of the Bank such prior notice would adversely affect the Collateral or the rights and benefits of the Bank in respect of the Collateral), the Bank may disburse all or any portion of the proceeds of any Construction Advance to any Person to whom the Bank after reasonable inquiry and in good faith determines payment is due for goods delivered, services rendered or expenditures incurred in connection with the Project, or in order to preserve and protect the Collateral in relation to the Project, and any portion of a Construction Advance so disbursed by the Bank shall be deemed disbursed as of the date on which the Bank makes such disbursement. Subject to the provisions of this paragraph, the execution of this Loan Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization so to disburse the proceeds of any Construction Advance and no further authorization from the Borrower shall be necessary to warrant such direct disbursements and all such disbursements shall (i) be deemed to be Construction Advances hereunder, (ii) satisfy the obligations of the Bank hereunder and (iii) be secured by the Security Documents as fully as if made directly to the Borrower.

             2.8.4. ADVANCES PURSUANT TO CONTRACT. Upon the occurrence and
             ------ -----------------------------
     during the continuance of any Event of Default, the Bank may fund additional Construction Advances to the Builder or any other Person the Bank deems necessary to continue and complete all or a portion of the construction of the Vessel (the Bank hereby agreeing to promptly notify the Borrower of any such funding). The execution of this Loan Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization to make such Construction Advances and disburse the proceeds in accordance with this (S)2.8.4, and such Advances shall (i) be deemed to be Construction Advances hereunder, and (ii) be secured by the Security Documents as fully as if requested directly by the Borrower and made directly to the Borrower.

             2.8.5. CONSTRUCTION ADVANCES DO NOT CONSTITUTE A WAIVER.
             ------ ------------------------------------------------
     No Construction Advance made by the Bank shall constitute a waiver of any of the conditions to the obligation of the Bank to make further Construction Advances nor, in the event that the Borrower or either of the Guarantors fails to satisfy any such condition, shall any such Construction Advance have the effect of precluding the Bank from thereafter declaring such failure to satisfy a condition to be an Event of Default. Notwithstanding anything to the contrary herein, the Bank shall have no obligation to make a Construction Advance if the conditions set forth in
     (S)10 and (S)11 have not been satisfied.

          3.  REPAYMENT OF THE CONSTRUCTION LOAN.
              ----------------------------------

      3.1. MATURITY. The Borrower promises to pay on the Maturity Date, and
           --------
there shall become absolutely due and payable on the Maturity Date, the entire unpaid principal balance Outstanding of the Construction Loan on such date, together with any and all accrued and unpaid interest and commitment fees thereon.

      3.2. MANDATORY REPAYMENTS OF CONSTRUCTION LOAN. If at any time the
           -----------------------------------------
Outstanding amount of the Construction Loan exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Bank for application to the Construction Loan.

      3.3. OPTIONAL REPAYMENTS OF CONSTRUCTION LOAN. The Borrower shall have the
           ----------------------------------------
right, at its election, to repay the Outstanding amount of the Construction Loan, as a whole or in part, at any time without penalty or premium, provided
                                                                     --------
that the full or partial prepayment of the Outstanding amount of any Eurodollar Rate Advance pursuant to this (S)3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Bank, no later than 10:00 a.m., Boston time, at least two (2) Business Days prior written notice, of any proposed repayment of Base Rate Advances pursuant to this (S)3.3, and three (3) Eurodollar Business Days notice of any proposed repayment of Eurodollar Rate Advances pursuant to this (S)3.3, in each case, specifying the proposed date of payment of Construction Advances and the principal amount to be paid. Each such partial prepayment of the Construction Loan shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Advances and then to the principal of Eurodollar Rate Advances.

          4. CERTAIN GENERAL PROVISIONS.
             --------------------------

      4.1. CLOSING FEE. The Borrower agrees to pay to the Bank on the Closing
           -----------
Date a closing fee (the "Closing Fee") in an amount equal to (a) 0.005 multiplied by (b) the Total Commitment.
- ---------- --

      4.2. FUNDS FOR PAYMENTS.
           ------------------

           4.2.1. PAYMENTS TO BANK. All payments of principal, interest,
           ------ -----------------
     commitment fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Bank at the Bank's Head Office or at such other location in the Boston, Massachusetts, area that the Bank may from time to time designate by written notice to the Borrower, in each case in immediately available funds.

           4.2.2. NO OFFSET, ETC. All payments by the Borrower hereunder and
           ------ ---------  ---
     under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

      4.3. COMPUTATIONS. All computations of interest on the Construction
           ------------
Advances and of commitment or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Advances, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding amount of the Advances as reflected on the Note Record from time to time shall be prima facie evidence of the amounts so Outstanding.

      4.4. INABILITY TO DETERMINE EURODOLLAR RATE. In the event that, prior to
      ---- --------------------------------------
the commencement of any Interest Period relating to any Eurodollar Rate Advance, the Bank shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Advance during any Interest Period, the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) each Construction Advance Request or Conversion Request with respect to each Eurodollar Rate Advance shall be automatically withdrawn and shall be deemed a request for a Base Rate Advance, (b) each Eurodollar Rate Advance will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Advance, and (c) the obligations of the Bank to make Eurodollar Rate Advances shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall so notify the Borrower.

      4.5. ILLEGALITY. Notwithstanding any other provisions herein, if any
           ----------
present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for the Bank to make or maintain Eurodollar Rate Advances, the Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of the Bank to make Eurodollar Rate Advances or convert Advances of another Type to Eurodollar Rate Advances shall forthwith be suspended and (b) the Advances then Outstanding as Eurodollar Rate Advances, if any, shall be converted automatically to Base Rate Advances on the last day of each Interest Period applicable to such Eurodollar Rate Advances or within such earlier period as may be required by law. The Borrower hereby agrees to promptly pay the Bank, upon demand, any additional amounts necessary to compensate the Bank for any costs incurred by the Bank in making any conversion in accordance with this (S)4.5, including any interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Advances hereunder.

      4.6. ADDITIONAL COSTS, ETC. If any present or future applicable law, which
           ---------------------
expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Loan Agreement, the other Loan Documents, the Commitment or the Advances (other than taxes based upon or measured by the revenue, income or profits of the Bank), or

          (b) materially change the basis of taxation (except for changes in taxes on revenue, income or profits) of payments to the Bank of the principal of or the interest on the Advances or any other amounts payable to the Bank under this Loan Agreement or the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Loan Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Bank, or

          (d) impose on the Bank any other conditions or requirements with respect to this Loan Agreement, the other Loan Documents, the

     Advances, the Commitment, or any class of loans or commitments of which the Advances or the Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to the Bank of making, funding, issuing, renewing, extending or maintaining the Advances or the Commitment, or

               (ii) to reduce the amount of principal, interest or other amount payable to the Bank hereunder on account of the Commitment or the Advances, or

               (iii) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum.

      4.7. CAPITAL ADEQUACY. If after the date hereof the Bank determines that
           ----------------
(a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by the Bank or any corporation controlling the Bank with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on the Commitment or the Advances to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's then existing policies with respect to capital adequacy and assuming full utilization of the Bank's capital) by any amount deemed by the Bank to be material, then the Bank may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay the Bank for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by the Bank of a certificate in accordance with (S)4.8 hereof. The Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

      4.8. CERTIFICATE. A certificate setting forth any additional amounts
           -----------
payable pursuant to (S)4.6 or 4.7 and a brief explanation of such amounts which are due, submitted by the Bank to the Borrower, shall be conclusive evidence, absent manifest error, that such amounts are due and owing.

      4.9. INDEMNITY. Except to the extent of breakage costs arising from a
           ---------
prepayment of a Eurodollar Rate Advance as a result of an event set forth in
(S)4.4, the Borrower agrees to indemnify the Bank and to hold the Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Advances as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Advances, (b) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Construction Advance Request or a Conversion Request relating thereto in accordance with (S)2.6 or (S)2.7 or (c) the making of any payment on a Eurodollar Rate Advance or the making of any conversion of any such Advance to a Base Rate Advance on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain any such Advances.

      4.10. INTEREST AFTER DEFAULT.
            ----------------------

             4.10.1. OVERDUE AMOUNTS. Overdue principal and (to the extent
             ------- ----------------
     permitted by applicable law) interest on the Advances and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate applicable to Base Rate Advances until such amount shall be paid in full (after as well as before judgment).

             4.10.2. AMOUNTS NOT OVERDUE. During the continuance of an Event of
             ------- -------------------
     Default the principal of the Advances not overdue shall, from and after the fifth day after such Event of Default and until such Event of Default has been cured or remedied or such Event of Default has been waived by the Bank pursuant to (S)24, bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to the Advances pursuant to (S)2.5 and (ii) the rate of interest applicable to overdue principal pursuant to (S)4.10.1.

      4.11. RIGHT TO RETAIN THE CONSTRUCTION INSPECTOR.
            -------------------------------------------

     The Bank shall have the right to retain, at the Borrower's cost and expense (not to exceed $8,000), the Construction Inspector to perform the following services on behalf of the Bank:

     (a) to make periodic inspections (i) for the purpose of providing the Bank with an opinion to satisfy the conditions set forth in (S)10.12 and (S)11.5 hereof, and (ii) otherwise for the purpose of assuring that construction of the Vessel to the date thereof is in accordance with the Plans and Specifications, and to advise the Bank of the anticipated cost of and time for completion of construction of the vessel; and

     (b) to review and advise the Bank on any proposed change orders or construction change directives.

     Any such review and inspection for the purposes of (S)10.12 or (S)11.5 hereof shall be performed in a timely manner.

     The fees of the Construction Inspector shall be paid by the Borrower forthwith upon billing therefor and expenses incurred by the Bank on account thereof shall be reimbursed to the Bank forthwith upon request therefor, but the Bank shall not have any liability to the Borrower on account of (i) the services performed by the Construction Inspector, (ii) any neglect or failure on the part of the Construction Inspector to properly perform its services, or (iii) any approval by the Construction Inspector of construction of the Vessel. Neither the Bank nor the Construction Inspector assumes any obligation to the Borrower or any other Person concerning the quality of construction of the Vessel or the absence therefrom of defects.

                          5. SECURITY AND GUARANTIES.
                             -----------------------

      5.1. SECURITY OF BORROWER. The Obligations shall be secured by a perfected
           --------------------
first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in the Vessel and certain other assets of the Borrower pursuant to the terms of the Security Documents.

      5.2. GUARANTIES OF THE GUARANTORS. The Obligations shall also be
           ----------------------------
guaranteed by the Guarantors pursuant to the terms of the Guaranty.

                      6. REPRESENTATIONS AND WARRANTIES.
                        ------------------------------

     The Borrower and the Guarantors represent and warrant to the Bank as follows:

      6.1. CORPORATE AUTHORITY.
           -------------------

            6.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and the
            ------ -----------------------------
     Guarantors (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or the Guarantors.

             6.1.2. AUTHORIZATION. The execution, delivery and performance of
             ------ -------------
     this Loan Agreement and the other Loan Documents to which the Borrower or either of the Guarantors is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Persons, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Persons are subject or any judgment, order, writ, injunction, license or permit applicable to such Persons and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, such Persons.

             6.1.3. ENFORCEABILITY. The execution and delivery of this Loan
             ------ ---------------
     Agreement and the other Loan Documents to which the Borrower or either of the Guarantors is or is to become a party will result in valid and legally binding obligations of each such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     6.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the
          ----------------------
Borrower and the Guarantors of this Loan Agreement and the other Loan Documents to which the Borrower or either of the Guarantors is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any Governmental Authority other than the filing of Uniform Commercial Code financing statements as contemplated by the Loan Documents.

      6.3. TITLE TO PROPERTIES. Except as indicated on Schedule 6.3 hereto,
           -------------------                         ------------
Moran and its consolidated subsidiaries own all of the assets reflected in the consolidated balance sheet of Moran referred to in (S)6.4.1 or acquired since the date thereof (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

      6.4. FINANCIAL STATEMENTS AND PROJECTIONS.
           -------------------------------------

            6.4.1. FINANCIAL STATEMENTS. There has been furnished to the Bank a
            ------  ---------------------
     consolidated balance sheet of Moran and its consolidated subsidiaries as at the Balance Sheet Date, and a consolidated statement of income for the fiscal year then ended, certified by Moran's independent certified public accountants. Such balance sheet and statement of income have been prepared in accordance with GAAP and fairly present the consolidated financial condition of Moran and its consolidated subsidiaries as at the Balance Sheet Date and the consolidated results of operations for the fiscal year then ended. There are no contingent liabilities of Moran or any of its subsidiaries as of such date involving material amounts, known to the officers of the Borrower or either of the Guarantors not disclosed in said balance sheet and the related notes thereto.

            6.4.2. BUDGET. The annual operating budget of Moran and its
            ------ ------
     consolidated subsidiaries for the 1996 fiscal year, a copy of which has been delivered to the Bank, was prepared on the basis of the assumptions stated therein. To the knowledge of the Borrower and the Guarantors, no facts exist that (individually or in the aggregate) would reasonably be expected to result in any material change in such budget.

      6.5. NO MATERIAL CHANGES, ETC.
           ------------------------

          (a) Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of (i) the Borrower or (ii) Moran and its Restricted Subsidiaries, determined on a consolidated basis for such Persons, as shown on or reflected in the consolidated balance sheet of Moran and its Restricted Subsidiaries as at the Balance Sheet Date, or on the consolidated statement of income for the fiscal year then ended. Since the Balance Sheet Date, neither the Borrower nor either of the Guarantors has made any Distributions or Restricted Prepayments.

          (b) The Borrower and the Guarantors (before and after giving effect to the transactions contemplated by this Loan Agreement and the other Loan Documents) (i) are solvent, (ii) have assets having a fair value in excess of their liabilities, (iii) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (iv) have, and expect to continue to have, access to adequate capital for the conduct of their respective businesses and the ability to pay their debts from time to time incurred in connection with the operation of their respective businesses as such debts mature.

      6.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower and the Guarantors
           ------------------------------------
possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their respective businesses substantially as now conducted without known conflict with any rights of others.

      6.7. LITIGATION. There are no actions, suits, proceedings, orders,
           ----------
injunctions, decisions or investigations of any kind pending, threatened or issued against the Borrower or the Guarantors before any court, tribunal, administrative agency or board which (a) if adversely determined, would reasonably be expected to materially adversely affect or materially impair (i) the properties, assets, financial condition or business of the Borrower or of the Guarantors and their subsidiaries on a consolidated basis, (ii) the ability of the Borrower or the Guarantors to perform their respective obligations under the Loan Documents, (iii) the right of the Borrower or of the Guarantors and their subsidiaries on a consolidated basis, to carry on their respective businesses substantially as now conducted by them, or (iv) the ability of the Bank to exercise its rights hereunder or under the other Loan Documents; or (b) question the validity of this Loan Agreement or any of the other Loan Documents or any action taken or to be taken pursuant hereto or thereto.

      6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor either
           ------------------------------------
of the Guarantors is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the respective businesses, assets or financial condition of the Borrower or of the Guarantors and their subsidiaries on a consolidated basis. Neither the Borrower nor either of the Guarantors is a party to any contract or agreement that has or is expected, in the judgment of the officers of the Borrower and the Guarantors, to have any materially adverse effect on the business of the Borrower or of the Guarantors and their subsidiaries on a consolidated basis.

      6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower
           --------------------------------------------
nor either of the Guarantors is in violation of (i) any provision of their respective charter documents, bylaws, or (ii) any agreement or instrument to which they may be subject or by which they or any of their properties may be bound or (iii) any law (including without limitation, any Environmental Law), decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that would reasonably be expected to materially and adversely affect the respective financial conditions, properties or businesses of the Borrower or the of Guarantors and their Restricted Subsidiaries on a consolidated basis.

      6.10. TAX STATUS. The Borrower and each of the Guarantors (a) have filed
            ----------
all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books, to the extent required by GAAP, reserves for taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Borrower or the Guarantors by the taxing authority of any jurisdiction.

      6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and
            -------------------
is continuing.

      6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower
            -------------------------------------------
nor either of the Guarantors is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      6.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to
            ------------------------------------
Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any lien on, or security interest in, any assets or property of the Borrower or the Guarantors.

      6.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges
            -------------------------------
and deposits of documents or instruments have been made and all other actions have been taken that are necessary, under applicable law, to establish and perfect the Bank's security interest in the Collateral. The Collateral and the Bank's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens. All of the Obligations of the Borrower will, from and after the execution and delivery of each of the Security Documents, be entitled to the benefits of and be secured by each of the Security Documents.

      6.15. CERTAIN TRANSACTIONS. Except for transactions permitted under the
            --------------------
Parent Credit Agreement, none of the officers, directors, or employees of the Borrower or either of the Guarantors is currently a party to any transaction with Borrower or either of the Guarantors (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower or either of the Guarantors, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      6.16. EMPLOYEE BENEFIT PLANS.
            ----------------------

            6.16.1. IN GENERAL. Except as disclosed on Schedule 6.16, each
            ------- ----------                         -------- ----
     Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Bank the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under (S)103(d) of ERISA, with respect to each Guaranteed Pension Plan.

             6.16.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit
             ------- ------------------------------
     Plan which is an employee welfare benefit plan within the meaning of
     (S)3(1) or (S)3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrower, each Guarantor or an ERISA Affiliate, as appropriate, may terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower, such Guarantor or such ERISA Affiliate without liability to any Person other than for premiums, payments and contributions accrued but unpaid as of such date of termination or subsequently accrued for periods prior to such date.

             6.16.3. GUARANTEED PENSION PLANS. Each contribution required to be
             ------- ------------------------
     made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of (S)302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower, either Guarantor or any ERISA Affiliate with respect to any

     Guaranteed Pension Plan and since January 1, 1991 there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of (S)4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

             6.16.4. MULTIEMPLOYER PLANS. Neither the Borrower, either Guarantor
             ------- -------------------
     nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S)4201 of ERISA or as a result of a sale of assets described in (S)4204 of ERISA. Neither the Borrower, either Guarantor nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of (S)4241 or (S)4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under (S)4041A of ERISA.

      6.17. PURPOSE; REGULATIONS U AND X. The proceeds of the Construction Loan
            -------  -------------------
shall be used to finance the construction of the Vessel. No portion of the Construction Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      6.18. SUBSIDIARIES, ETC. Moran and Towing have only those Subsidiaries
            -----------------
listed on Schedule 6.18 hereto. The Borrower has no Subsidiaries. Except as set
          -------------
forth on Schedule 6.18 hereto, neither the Borrower nor either Guarantor is
         -------------
engaged in any joint venture or partnership with any other person.

      6.19. REAL PROPERTY. Except as set forth on Schedule 6.19, neither of the
            -------------                         -------------
Guarantors nor the Borrower owns or leases (as lessee or sublessee) any real property.

      6.20. DISCLOSURE. Neither this Loan Agreement nor any of the other Loan
            ----------
Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. There is no fact known to either the Borrower or either of the Guarantors which materially adversely affects, or which would reasonably be expected to materially adversely affect in the future, exclusive of effects resulting from changes in general economic or industry conditions, the business, assets, financial condition or prospects of the Borrower or of the Guarantors and their subsidiaries on a consolidated basis.

      6.21. FISCAL YEAR. The fiscal year of the Borrower, Moran and the other
            -----------
Guarantors is the twelve months ending December 31 of each year.

      6.22. INSURANCE. Schedule 6.23 attached hereto lists the P&I and hull
            ---------  -------------
policies and types and amounts of coverage (including deductibles) owned or held by the Borrower and the Guarantors on the date hereof. Such policies of insurance are maintained with financially sound and reputable insurance companies, funds, underwriters or mutual indemnification associations and are of the kinds, cover such risks and are in such amounts, with such deductibles and exclusions, as are required under (S)7.7 hereof and under the Security Documents. All such policies are in full force and effect; are sufficient for compliance by the Borrower and the Guarantors with all requirements of law and all agreements to which the Borrower or the Guarantors are a party; are by their terms valid and enforceable policies that will remain in full force and effect through the respective dates set forth in such schedule; and coverage thereunder will not be reduced by, or terminate or lapse by reason of, the transactions contemplated by this Loan Agreement.

        6.23. CONTRACT. The Contract is in full force and effect and both the
              --------
Borrower and the Builder are in compliance in all material respects with their respective obligations under such contract. The work to be performed under the Contract is the work called for by the Plans and Specifications. All work required to complete the construction in accordance with the Plans and Specifications is provided for under the Contract.

           7. AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS.
              --------------------------------------------------------

     The Borrower and the Guarantors covenant and agree that, so long as the Construction Loan or the Note is Outstanding or the Bank has any obligation to make any Construction Advance:

      7.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause
           ----------------
to be paid the principal and interest on the Advances and the commitment fees provided for in this Loan Agreement, all in accordance with the terms of this Loan Agreement and the Note.

      7.2. MAINTENANCE OF OFFICE. The Borrower and each of the Guarantors will
           ----------------------
maintain its chief executive office at those locations listed on Schedule 7.2, or at such other place in the United States of America as the Borrower or the Guarantors shall designate upon written notice to the Bank, where notices, presentations and demands to or upon the Borrower and the Guarantors in respect of the Loan Documents may be given or made.

      7.3. RECORDS AND ACCOUNTS. The Borrower and each of the Guarantors will
           --------------------
(a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties contingencies, and other reserves.

      7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will
           --------------------------------------------------
cause to be delivered to the Bank:

          (a)  as soon as practicable, but in any event not later than ninety
     (90) days after the end of each fiscal year of Moran, the consolidated balance sheet of Moran and its subsidiaries as at the end of such year, and the related consolidated statements of income and of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year, all such statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification by Price Waterhouse LLP or by other independent certified public accountants satisfactory to the Bank, together with a written statement from such accountants to the effect that they have read a copy of this Loan Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall
                                           --------
     not be liable to the Bank for failure to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of Moran, a copy of the unaudited consolidated balance sheet of Moran and its subsidiaries as at the end of such quarter, and the related consolidated statements of income and cash flow for the portion of Moran's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of Moran that the information contained in such financial statements fairly presents the financial position of Moran and its consolidated subsidiaries on the date thereof (subject to year-end adjustments);

          (c)  as soon as practicable, but in any event not later than ninety
     (90) days after the end of each fiscal year, the annual budget for Moran and its consolidated subsidiaries for the next succeeding fiscal year, such annual budget to be set forth in reasonable detail on a month-to-month basis;

          (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of Moran (the "Compliance Certificate"), substantially in the form of Exhibit H hereto and setting
                                                 ------- -
     forth in reasonable detail computations evidencing compliance with the covenants contained in (S)9 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

          (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower or either of the Guarantors; and

          (f) from time to time such other financial data and information (including accountants' management letters) as the Bank may reasonably request.

      7.5. NOTICES.
           -------

            7.5.1. DEFAULTS. The Borrower will promptly notify the Bank in
            ------ ---------
     writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Loan Agreement, the Note, or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or the Guarantors are a party or obligor, whether as principal or surety, the Borrower or such Guarantor shall forthwith give written notice thereof to the Bank, describing the notice or action and the nature of the claimed default.

            7.5.2. ENVIRONMENTAL EVENTS. The Borrower and the Guarantors will
            ------ --------------------
     promptly give notice to the Bank (a) of any violation of any Environmental Law that the Borrower or either Guarantor reports in writing or that is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that would reasonably be expected to materially affect the respective assets, liabilities, financial conditions or operations of the Borrower or of the Guarantors and their subsidiaries on a consolidated basis, or the Bank's security interests pursuant to the Security Documents.

           7.5.3. NOTIFICATION OF CLAIMS AGAINST COLLATERAL. The Borrower will,
           ------ -----------------------------------------
     immediately upon becoming aware thereof, notify the

     Bank in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Bank's rights with respect to the Collateral, are subject.

           7.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower and the
           ------ ----------------------------------
     Guarantors will give notice to the Bank in writing within fifteen (15) days after becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or the Guarantors or to which the Borrower or the Guarantors is or becomes a party involving an uninsured claim against the Borrower or the Guarantors that would reasonably be expected to have a materially adverse effect on the respective businesses, assets or financial conditions of the Borrower or of the Guarantors and their subsidiaries on a consolidated basis, stating the nature and status of such litigation or proceedings. The Borrower and the Guarantors will give notice to the Bank, in writing, in form and detail satisfactory to the Bank, within ten (10) days after any judgment not covered by insurance, final or otherwise, against the Borrower or the Guarantors in an amount in excess of $1,000,000.

           7.5.5. NOTICE OF NONPAYMENT. The Borrower and the Guarantors will
           ------ --------------------
     immediately notify the Bank in writing if they receive any written or other formal notice from the Builder or any laborer, subcontractor or materialman to the effect that the Builder, such laborer, subcontractor or materialman has not been paid an amount in excess of $200,000 when due for labor or materials furnished in connection with the construction of the Vessel.

     7.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower and each
          ----------------------------------------------
of the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence, rights and franchises. Each (a) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, subject to normal wear and tear, and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower or the Guarantors, as the case may be, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by them and in related businesses; provided that
                                                            --------
nothing in this (S)7.6 shall prevent the Borrower or the Guarantors from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Borrower or the Guarantors, as the case may be, desirable in the conduct of its or their business and does not in the aggregate materially adversely affect the business of the Borrower or of the Guarantors.

      7.7. INSURANCE. The Borrower and each of the Guarantors will maintain with
           ---------
financially sound and reputable insurers insurance with respect to their respective properties and businesses against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. In addition, the Borrower will require the Builder to obtain and maintain at all times during the construction of the Vessel the insurance required by the Contract; all such insurance shall contain the written agreement of the insurer to give the Bank thirty (30) days prior written notice of cancellation, nonrenewal, modification or expiration thereof. The Borrower will, at its expense, cause the Bank to be named as additional insured and loss payee under each of the policies providing such insurance coverage, without recourse against the Bank for payment of premiums, and with the right to prior notice of any cancellation or termination of coverage. The Borrower will provide or will cause the Builder to provide the Bank with certificates evidencing such insurance.

     7.8. TAXES. The Borrower and each of the Guarantors will duly pay and
          -----
discharge, or cause to be paid and discharged, before the same shall become overdue, all federal taxes, charges and assessments and, except where the failure to pay could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of Moran and its Restricted Subsidiaries, taken as a whole, all other taxes, assessments and other governmental charges, in each case imposed upon each of them and their respective real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of their respective property; provided that any such tax, assessment, charge, levy or
                     --------
claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or the Guarantors shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and the Guarantors will pay all
             -------- -------
such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

      7.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.
           ----------------------------------------

           7.9.1. GENERAL. The Borrower and each of the Guarantors shall permit
                  --------
     the Bank or any of its designated representatives, to visit and inspect any of the properties of the Borrower or the Guarantors to examine the books of account of the Borrower or the Guarantors (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower or the Guarantors with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Bank may reasonably request.

           7.9.2. COMMUNICATION WITH ACCOUNTANTS. The Borrower and the
                  -------------------------------
     Guarantors authorize the Bank to, in the presence of representatives of the Borrower or the Guarantors, communicate directly with the Guarantors' and the Borrower's independent certified public accountants and authorize such accountants to disclose to the Bank any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or the Guarantors. At the request of the Bank, the Borrower and the Guarantors shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this
     (S)7.9.2.

      7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower
            ------------------------------------------------------
and each of the Guarantors will comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, except where the failure to comply could not have a material adverse effect on the business, assets or financial condition of Moran and its Restricted Subsidiaries taken as a whole, (b) the provisions of their respective charter documents and by-laws, (c) all agreements and instruments by which they or any of their respective properties may be bound, except where the failure to comply could not have a material adverse effect on the business, assets or financial condition of Moran and its Restricted Subsidiaries taken as a whole and (d) all applicable decrees, orders, and judgments, except where the failure to comply could not have a material adverse effect on the business, assets or financial condition of Moran and its Restricted Subsidiaries taken as a whole. If at any time while any Advance or Note is Outstanding or the Bank has any obligation to make Advances hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or the Guarantors may fulfill any of their obligations hereunder, the Borrower and the Guarantors will immediately take or cause to be taken all reasonable steps within the power of the Borrower and the Guarantors to obtain such authorization, consent, approval, permit or license and furnish the Bank with evidence thereof.

      7.11. EMPLOYEE BENEFIT PLANS. The Borrower and the Guarantors will (a)
            ----------------------
promptly upon filing the same with the Department of Labor or Internal Revenue Service furnish to the Bank, upon its request, a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Bank any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or
in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, 4242, or 4245 of ERISA.

      7.12. USE OF PROCEEDS. The Borrower will use the proceeds of the
            ---------------
Construction Loan solely to finance the construction of the Vessel.

      7.13. COMMENCEMENT, PURSUIT AND COMPLETION OF CONSTRUCTION. Pursuant to
            ----------------------------------------------------
the Contract, the Borrower will cause the Builder to do all work in connection with the Project in a good and workmanlike manner and without any material defects. The Borrower will pay all such sums and perform all such acts as may be appropriate to complete the Project (i) in accordance with the Plans and Specifications, (ii) in compliance in all material respects with the Requirements and with all terms and conditions of the Loan Documents, (iii) without material deviation from the Plans and Specifications unless the Borrower has obtained the prior approval of the Bank, and (iv) free from any liens, claims or assessments (actual or contingent) asserted against the Vessel for any material, labor or other items furnished in connection with the Project.

      7.14. APPROVALS. The Borrower will give, or cause the Builder to give, all
            ---------
such notices to, and take all such other actions with respect to, each Governmental Authority as may be required in order to comply with all applicable Requirements in the completion of the construction of the Vessel and the use and operation of the Vessel.

      7.15. LABORERS, SUBCONTRACTORS AND MATERIALMEN. The Borrower shall use its
            ----------------------------------------
best efforts to cause the Builder to furnish to the Bank, upon request at any time, and from time to time, evidence, satisfactory to the Bank, of all laborers, subcontractors, materialmen, and any other Persons who might or could claim statutory or common law liens, and who are furnishing or have furnished labor or material in connection with the Project, or any part thereof, in each case in excess of $100,000 and in the aggregate in excess of $250,000, together with affidavits or other evidence satisfactory to the Bank, showing that such parties have been paid all amounts then due for labor and materials furnished in connection with the Project. The Borrower shall use its best efforts to cause the Builder to furnish to the Bank, at any time and from time to time upon demand by the Bank, lien waivers bearing a then current date and prepared on a form satisfactory to the Bank from the Builder and any such subcontractors or materialmen to whom amounts equal to or exceeding $100,000 are owed, in each case, and $250,000 in the aggregate, as the Bank may request.

      7.16. CLASSIFICATION. When completed, the Vessel will be in compliance
            --------------
with the requirements of the American Bureau of Shipping or any other recognized classification society selected by the Borrower and reasonably acceptable to the Bank, for the classification specified in the Contract.

      7.17. FURTHER ASSURANCES. The Borrower and each of the Guarantors will
            ------------------
cooperate with the Bank and execute such further instruments and documents as the Bank shall reasonably request to carry out to its satisfaction the transactions contemplated by this Loan Agreement and the other Loan Documents.

 8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS
    -------------------------------------------------- ----------

     The Borrower and the Guarantors covenant and agree that, so long as any Advance or Note is Outstanding or the Bank has any obligation to make any Construction Advances:

      8.1. RESTRICTIONS ON INDEBTEDNESS.
           ----------------------------
     Neither the Borrower nor the Guarantors will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a)  Indebtedness to the Bank arising under any of the Loan Documents;

          (b) current liabilities of the Borrower and the Guarantors incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (S)7.8;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or the Guarantors, as the case may be, shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property (other than the Vessel or equipment associated therewith) by the Guarantors, provided that the
                                                        --------
     aggregate principal amount of such Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property of the Guarantors shall not exceed the aggregate amount of $20,000,000 at any one time;

          (g) Indebtedness of the Guarantors otherwise permitted under the Parent Credit Agreement; and

          (h) Indebtedness existing on the date of this Loan Agreement and listed and described on Schedule 8.1 hereto and renewals, extensions or
                             -------- ---
     refinancings thereof, provided that such renewals, extensions or
                           --------
     refinancings shall not increase the aggregate amount of such Indebtedness, increase the amount of collateral securing such Indebtedness or materially change the terms thereof.

      8.2. RESTRICTIONS ON LIENS. Neither the Borrower nor the Guarantors will
           ---------------------
(a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) except as set forth in (S)8.1, acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than sixty (60) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) except as permitted under the Parent Credit Agreement, sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided
                                                                     --------
that the Borrower and the Guarantors may create or incur or suffer to be created or incurred or to exist:

          (a) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

          (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (c) liens on properties other than the Vessel in respect of judgments or awards, the Indebtedness with respect to which is permitted by
     (S)8.1(d);

          (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties other than the Vessel in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (e) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or the Guarantors are a party, and other minor liens or encumbrances none of which in the reasonable opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or the Guarantors, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and the Guarantors on a consolidated basis;

          (f)  currently outstanding liens listed on Schedule 8.2 hereto and
                                                     -------- ---
     renewals or extensions thereof;

          (g) purchase money security interests in or purchase money mortgages on real or personal property other than the Vessel acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by (S)8.1(f) or (g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired, and any renewals or extensions thereof;

          (h) liens on property of the Guarantors otherwise permitted under the Parent Credit Agreement; and

          (i)  liens in favor of the Bank under the Loan Documents.

      8.3. RESTRICTIONS ON INVESTMENTS. Neither the Borrower nor the Guarantors
           ---------------------------
will make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or the Guarantors;

          (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

          (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

          (d)  Investments existing on the date hereof and listed on Schedule
                                                                     --------
     8.3 hereto;
     ---

          (e)  Investments consisting of the Guaranty;

          (f) Investments of the Guarantors and the Borrower otherwise permitted under the Parent Credit Agreement; and

          (g) Investments of the Guarantors constituting the repurchase of the promissory notes issued by Moran pursuant to the Senior Indenture, provided
                                                                        --------
     that, the aggregate amount of Investments permitted pursuant to this
     ----
     (S)8.3(g) plus the aggregate amount of Restricted Prepayments permitted
               ----
     pursuant to (S)8.4.2 shall not exceed $3,000,000 in any one fiscal year.

      8.4. DISTRIBUTIONS; RESTRICTED PREPAYMENTS.
           -------------------------------------

            8.4.1. THE BORROWER. The Borrower shall not make any Restricted Prepayments or Distributions other than (a) Restricted Prepayments set forth in (S)3 hereof, (b) Distributions constituting dividends payable by the Borrower to Towing, and (c) Restricted Prepayments of Indebtedness of the Borrower owed to Moran or any Restricted Subsidiary.

            8.4.2. THE GUARANTORS.
            ------ --------------

          (a) Neither of the Guarantors shall make any Restricted Prepayment constituting the repurchase of the promissory notes issued by Moran pursuant to the Senior Indenture if, after making such Restricted Prepayment and after giving effect thereto, the aggregate amount of Restricted Prepayments permitted pursuant to this (S)8.4.2 plus the
                                                                ----
     aggregate amount of Investments permitted pursuant to (S)8.3(g) shall exceed $3,000,000 in any one fiscal year.

          (b) Neither of the Guarantors shall make any Distributions other than Distributions (i) constituting dividends payable by Towing to Moran, (ii) constituting the redemption of any capital stock of Moran from those individuals set forth on Schedule 8.4.2 hereto upon such person's death,
                              -------- -----
     incapacity, resignation, retirement or termination of employment provided
                                                                      --------
     that no Default or Event of Default has occurred and is continuing or would
     ----
     result therefrom and provided further that the aggregate amount of all such
                          -------- -------
     redemptions permitted pursuant to this clause (ii) shall not exceed Three Million Dollars ($3,000,000), or (iii) otherwise permitted under the Parent Credit Agreement.

      8.5. MERGER; CONSOLIDATION; SUBSIDIARIES.
           -----------------------------------

           8.5.1. MERGERS AND ACQUISITIONS. The Borrower shall not become a
           ------ ------------------------
     party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices). Neither of the Guarantors will become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition, except as permitted under the Parent Credit Agreement.

           8.5.2. DISPOSITION OF ASSETS. The Borrower may sell, transfer or otherwise dispose of (collectively, "Transfer") any of the Collateral provided that (a) such Transfer is made expressly subject to the security
     -------- ----
     interest of the Bank in such Collateral, and (b) such Transfer is in the
                                              ---
     ordinary course of business, consistent with past practices or is otherwise permitted under the Parent Credit Agreement, and (c) contemporaneously with
                                                  ---
     such Transfer, the transferee of such Collateral shall guaranty (if it has not already done so) the Borrower's obligations hereunder and under the Note and the other Loan Documents pursuant to such instruments and documents as shall be acceptable to the Bank. Neither of the Guarantors will become a party to or agree to or effect any disposition of assets, except as permitted under the Parent Credit Agreement.

             8.5.3. SUBSIDIARIES. The Borrower shall not have any Subsidiaries.
             ------ ------------

      8.6. SALE AND LEASEBACK. Neither the Borrower nor the Guarantors will
           ------------------
enter into any arrangement, directly or indirectly, whereby the Borrower or either Guarantor shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or either Guarantor intends to use for substantially the same purpose as the property being sold or transferred.

      8.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. Neither the Borrower nor the
           ----------------------------------
Guarantors will (a) use any real property owned or leased by them or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances (other than in compliance with all applicable Environmental Laws),
(b) cause or permit to be located on any of such real property any underground tank or other underground storage receptacle for Hazardous Substances (other than in compliance with all applicable Environmental Laws), (c) generate any Hazardous Substances on any of such real property (other than in compliance with all applicable Environmental Laws), (d) conduct any activity on any such real property or use any such real property in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into such real property which could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower or Moran and its Restricted Subsidiaries taken as a whole, or (e) otherwise conduct any activity at any such real property or use any such real property in any manner that would violate any Environmental Law or bring such real property in violation of any Environmental Law, in each case if such violation would have a material adverse effect on the business, assets or financial condition of the Borrower or Moran and its Restricted Subsidiaries taken as a whole.

      8.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower, the Guarantors nor any
           ----------------------
ERISA Affiliate will:

          (a)  engage in any "prohibited transaction" within the meaning of
     (S)406 of ERISA or (S)4975 of the Code which could result in a material liability for the Borrower or the Guarantors; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or the Guarantors pursuant to (S)302(f) or (S)4068 of ERISA; or

          (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

      8.9. CHANGE OF PRINCIPAL PLACE OF BUSINESS OR CORPORATE NAME. The Borrower
           -------------------------------------------------------
will not change its principal place of business or its corporate name unless it shall have (a) given the Bank at least thirty (30) days' advance written notice of such change, and (b) filed in all necessary jurisdictions such documents as may be necessary to continue without impairment or interruption the perfection and priority of the liens on the Collateral in favor of the Bank pursuant to the Security Documents.

      8.10. FISCAL YEAR. Neither the Guarantors nor the Borrower will change its
            -----------
fiscal year from that set forth in (S)6.22 hereof.

      8.11. RESTRICTION ON CHANGE ORDERS. The Borrower will not cause, permit or
            ----------------------------
suffer to exist any deviations from the Plans and Specifications, nor approve or consent to any change order or construction change directive, without the prior approval of the Bank, except for deviations or change orders not exceeding $100,000 individually and $250,000 in the aggregate.

      8.12. TRANSACTIONS WITH AFFILIATES. Neither the Borrower nor the
            ----------------------------
Guarantors will (a) engage in any transaction with any Affiliate on terms more favorable to such Affiliate than would have been obtainable on an arms'-length basis, considered from the perspective of the Borrower or such Guarantor or (b) pay, or enter into any agreement requiring the Borrower or such Guarantor to pay, salary or bonus or other compensation payments to any officer or management employee of the Borrower or such Guarantor or holder of any title or office, in an amount in excess of reasonable compensation paid for similar service by similar businesses similarly situated, provided that, the Guarantors shall be
                                       --------
permitted to engage in those transactions permitted under (S)9.12 of the Parent Credit Agreement.

      8.13. BUSINESS ACTIVITIES. Neither the Borrower nor either of the
            -------------------
Guarantors will engage in any business activity, joint venture or partnership it is not otherwise engaged in on the Closing Date or which is not incidental or related to the lines of business in which they are respectively engaged on the Closing Date.

      8.14. NEGATIVE PLEDGE. Neither the Borrower nor the Guarantors will enter
            ---------------
into any agreement limiting such Person's right to grant the Bank a lien or security interest in the Collateral.

            9. FINANCIAL COVENANTS OF THE BORROWER AND THE GUARANTORS.
               ------------------------------------------------------

      9.1. DEBT SERVICE. Neither the Borrower nor the Guarantors will permit
           ------------
the Debt Service Coverage Ratio, calculated as of the end of each fiscal quarter of Moran, to be less than 1.35:1.00 as of any fiscal quarter end.

      9.2. LEVERAGE. Neither the Borrower nor the Guarantors will permit the
           --------
Leverage Ratio, calculated as of the end of each fiscal quarter of Moran, to be greater than 6.00:1.00 as of any fiscal quarter end.

                            10. CLOSING CONDITIONS.
                              ------------------

     The obligations of the Bank to make the initial Construction Advance shall be subject to the satisfaction of the following conditions precedent on or prior to May 16, 1996:

      10.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly
            --------------
executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Bank.

      10.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. The Bank shall have received
            -------------------------------------
from each of the Guarantors and the Borrower a copy, certified by a duly authorized officer of each such Person to be true and complete on the Closing Date, of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

      10.3. CORPORATE ACTION. All corporate action necessary for the valid
            ----------------
execution, delivery and performance by the Guarantors and the Borrower of this Loan Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Bank shall have been provided to the Bank.

      10.4. INCUMBENCY CERTIFICATE. The Bank shall have received from the
            ----------------------
Guarantors and the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of each such Person and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of such Person the Loan Documents to which each such Person is or is to become a party; (b) in the case of the Borrower, to make Construction Advance Requests and Conversion Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

      10.5. VALIDITY OF LIENS. The Security Documents shall be effective to
            -----------------
create in favor of the Bank a legal, valid and enforceable first priority (except for Permitted Liens) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Bank to protect and preserve such security interests shall have been duly effected. The Bank shall have received evidence thereof in form and substance satisfactory to the Bank.

      10.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Bank shall have
            ----------------------------------------------
received from the Borrower a completed and fully executed Perfection Certificate and the results of UCC searches with respect to its Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Bank.

      10.7. CERTIFICATES OF INSURANCE. The Bank shall have received a
            -------------------------
certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions hereof and of the Security Agreement and the Contract.

      10.8. SOLVENCY CERTIFICATE The Bank shall have received an officer's certificate of the Borrower and the Guarantors dated as of the Closing Date as to the solvency of the Borrower and the Guarantors following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Bank.

      10.9. PERMITS. The Bank shall have received evidence that all licenses and
            -------
permits required for the commencement of construction of the Vessel, if any, shall have been obtained.

      10.10. OPINIONS OF COUNSEL. The Bank shall have received opinions
             -------------------
addressed to the Bank, dated as of the Closing Date, in form and substance satisfactory to the Bank, from (i) Finn, Dixon & Herling, counsel to the Borrower and the Guarantors and (ii) Gerald & Brand, local Mississippi counsel to the Borrower and the Guarantors.

      10.11. PAYMENT OF FEES. The Borrower shall have paid to the Bank the
             ---------------
Closing Fee.

      10.12. CONSTRUCTION INSPECTOR LETTER The Construction Inspector shall have
             -----------------------------
delivered to the Bank a report to the effect that: (a) the Plans and Specifications relating to the construction of the Vessel by the Builder pursuant to the Contract satisfactorily provide for the construction of the Vessel and (b) in the opinion of the Construction Inspector, construction of the Vessel can be completed on or before the "Delivery Date" (as such term is defined in the Contract) for an amount not greater than the Contract Price.

                       11. CONDITIONS TO ALL BORROWINGS.
                           ----------------------------

     The obligations of the Bank to make or convert any Construction Advances, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      11.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT; NO MATERIAL CHANGES.
            --------------------------------------------------------------
Each of the representations and warranties of the Borrower and each of the Guarantors contained in this Loan Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Loan Agreement, and each of the representations and warranties of the Builder contained in the Contract, shall be true on and as of the date on which they were made and shall also be true at and as of the time of the making, or conversion, of such Advances, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Loan Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date). No Default or Event of Default shall have occurred and be continuing.

      11.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or
            -------------------
regulation thereunder or interpretations thereof that in the reasonable opinion of the Bank would make it illegal for the Bank to make or convert such Advances.

      11.3. GOVERNMENTAL REGULATION. The Bank shall have received such
            -----------------------
statements, in substance and form reasonably satisfactory to it, as it shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

      11.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Loan Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Bank and the Bank's Special Counsel, and the Bank and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

      11.5. EVENTS RELATING TO CONSTRUCTION.
            -------------------------------

             11.5.1. LOAN DOCUMENTS. The Borrower shall have delivered to the
             ------- ---------------
     Bank a Construction Advance Request pursuant to (S)2.6 hereof together with the required supporting documentation (including, without limitation, invoices for work performed or supplies provided) relating to the progress payment(s) to the Builder, subcontractor or supplier to be funded with the proceeds of such Construction Advance.

              11.5.2. LIEN WAIVERS. The Borrower shall have delivered to the
              ------- -------------
     Bank written lien waivers, in form and substance reasonably satisfactory to the Bank, from the Builder and from laborers, subcontractors and materialmen for work done or materials supplied by them, in each case in excess of $250,000, and in the aggregate in excess of $1,000,000.

              11.5.3. CONSTRUCTION INSPECTOR. The Bank shall be satisfied that,
              ------- ----------------------
     based on on-site observations and on reports by the Builder, the Borrower and/or the Construction Inspector (as the case may be), the construction of the Vessel to the date thereof has been performed in a good and workmanlike manner, in compliance with all Requirements, and in accordance in all material respects with the Plans and Specifications and that the requested Construction Advance covers payments required to be made in accordance with the terms of the Contract.

               11.5.4. EFFECTIVENESS OF DOCUMENTS. The Contract and the Trinity
               ------- --------------------------
     Guaranty shall remain in full force and effect, and there shall not be any default, and no event of default shall have occurred and be continuing, under the Contract.

               11.5.5. RELATING TO FINAL CONSTRUCTION ADVANCE. In connection
               ------- --------------------------------------
     with the Construction Advance corresponding to the final payment to be made by the Borrower under the Contract, the Borrower shall have (i) caused the Vessel to be documented with the United States Coast Guard, (ii) executed and delivered a First Preferred Ship Mortgage on the Vessel in favor of the Bank, (iii) caused such First Preferred Ship Mortgage to be recorded with the United States Coast Guard, and (iv) delivered to the Bank evidence (a) that the Vessel shall then be insured for an amount not less than the aggregate amount of the Construction Loan outstanding after such Construction Advance and (b) that the Bank shall be named as loss payee and additional insured on such insurance.

                   12. EVENTS OF DEFAULT; ACCELERATION; ETC.
                       ------------------------------------

      12.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events
            ----------------------------------
("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of, or interest or commitment fee on, any Advance or any other sums due hereunder or under the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower or either Guarantor shall fail to comply with any of its covenants contained in (S)7 (other than those specified in (S)12.1(c)),
     (S)8 or (S)9 hereof;

          (c) the Borrower or either Guarantor shall fail to comply with any of its covenants contained in (S)(S)7.3 through 7.5 hereof, the second sentence of (S)7.6 hereof, (S)(S)7.8 through 7.11 hereof, or (S)(S)7.13 through 7.17 hereof and such failure shall continue for ten (10) days;

          (d) the Borrower or either Guarantor shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S)12) for fifteen
     (15) days after written notice of such failure has been given to the Borrower by the Bank;

          (e) any representation or warranty of either Guarantor or the Borrower in this Loan Agreement, any of the other Loan Documents, or in any other document or instrument delivered pursuant to or in connection with this Loan Agreement or any other Loan Document shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) either Guarantor or the Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in excess, individually or in the aggregate, of $3,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in excess, individually or in the aggregate, of $3,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof provided that if either of the Guarantors fails to perform
                      --------
     the covenant set forth in (S)5.18 of the Senior Indenture, such failure shall not constitute an Event of Default under this clause (e) if such Guarantor and the Holders (as defined in the Senior Indenture) are negotiating a waiver of such default under the Senior Indenture diligently and in good faith and such waiver is obtained or such default is cured within thirty (30) days;

          (g) either Guarantor or the Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of either Guarantor or the Borrower or of any substantial part of the assets of either Guarantor or the Borrower or shall commence any case or other proceeding relating to either Guarantor or the Borrower under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against either Guarantor or the Borrower and either Guarantor or the Borrower shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating either Guarantor or the Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of either Guarantor or the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Guarantors or the Borrower that, with other outstanding final judgments, undischarged, against the Guarantors and the Borrower exceeds in the aggregate $3,000,000;

          (j) if any one or more of the Loan Documents, the Contract or the Trinity Guaranty shall be cancelled, terminated, revoked or rescinded or the Bank's security interests, mortgages or liens in any material portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Bank, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents, the Contract, or the Trinity Guaranty shall be commenced by or on behalf of either Guarantor, the Builder, Trinity or the Borrower party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents, the Contract or the Trinity Guaranty is illegal, invalid or unenforceable in accordance with the terms thereof;

          (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Bank shall have determined in its reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or either Guarantor to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

          (l) either Guarantor or the Borrower shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

          (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of either Guarantor or the Borrower if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrower, the Guarantors and their Restricted Subsidiaries on a consolidated basis;

          (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by either Guarantor or the Borrower if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower, the Guarantors and their Restricted Subsidiaries on a consolidated basis;

          (o) either Guarantor or the Borrower shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against either Guarantor or the Borrower, a punishment for which in any such case could include the forfeiture of any assets of such Guarantor or the Borrower having a fair market value in excess of $750,000;

          (p) Moran shall at any time, legally or beneficially own, directly or indirectly, less than one hundred percent (100%) of the common stock of Towing, or Towing shall at any time, legally or beneficially own, directly or indirectly, less than one hundred percent (100%) of the common stock of the Borrower, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of such corporation;

          (q) the Bank shall have received a report by the Construction Inspector that construction of the Vessel is not in substantial conformity with the provisions of the Contract, the Plans and Specifications or the Requirements and such failure to conform shall not have been corrected within fifteen (15) days after written notice thereof has been given to the Borrower by the Bank; or the Bank shall have received a report by the American Bureau of Shipping or any other classification society, or by any marine engineer or surveyor following an inspection at the request of the Bank, that the Vessel is not in compliance with the classification requirements set forth in the Contract or is not in compliance with the requirements of applicable law for use as intended and action shall not have been commenced within fifteen (15) days after written notice thereof shall have been given by the Bank to the Borrower and such corrective action shall not be diligently prosecuted or completed in a manner and time schedule consistent with industry standards;

          (r) there shall have occurred any material default or any material event of default under the Contract or the Trinity Guaranty, or any material delay by any party in the performance of its obligations under the Contract or the Trinity Guaranty, which in the case of any such default, event of default or delay has not been approved by the Bank; or

          (s) the Construction Inspector shall, at any time, certify to the Bank that the Vessel does not conform in any material respect to the Contract, the Requirements, or the Plans and Specifications;

then, and in any such event, so long as the same may be continuing, the Bank may, by notice in writing to the Borrower declare all amounts owing with respect to this Loan Agreement, the Note and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors; provided that in the
                                                            --------
event of any Event of Default specified in (S)12.1(g) or (S)12.1(h) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Bank.

      12.2. TERMINATION OF COMMITMENT. If any one or more of the Events of
            -------------------------
Default specified in (S)12.1(g) or (S)12.1(h) hereof shall occur, any unused portion of the credit hereunder shall forthwith terminate and the Bank shall be relieved of all obligations to make Advances to the Borrower. If any other Event of Default shall have occurred and be continuing, the Bank may, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and the Bank shall be relieved of all further obligations to make Advances. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to the Bank arising under other agreements or instruments.

      12.3. REMEDIES. In case any one or more of the Events of Default shall
            --------
have occurred and be continuing, and whether or not the Bank shall have accelerated the maturity of the Advances pursuant to (S)12.1 hereof, the Bank, if owed any amount with respect to the Advances, may, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Loan Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a
                                                 -- -----
receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank. No remedy herein conferred upon the Bank or on any other holder of the Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      12.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following
            -----------------------------------
the occurrence or during the continuance of any Default or Event of Default, the Bank receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Bank for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Bank in connection with the collection of such monies by the Bank, for the exercise, protection or enforcement by the Bank of all or any of the rights, remedies, powers and privileges of the Bank under this Loan Agreement or any of the other Loan Documents or in respect of the Collateral and to support the provision of adequate indemnity to the Bank against all taxes or liens which by law shall have, or may have, priority over the rights of the Bank to such monies;

          (b) Second, to all other Obligations in such order or preference as the Bank may determine; provided, however, that distributions in respect of
                             --------  -------
     such Obligations shall be made pari passu among Obligations owing to the
                                    ---- -----
     Bank with respect to each type of Obligation such as interest, principal, fees and expenses, and provided, further, that the Bank may in its
                            --------  -------
     discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Bank of all of the Obligations, to the payment of any obligations required to be paid pursuant to (S)9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

          (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                  13. SETOFF.
                                      ------

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from the Bank to the Borrower or either Guarantor and any securities or other property of the Borrower or either Guarantor in the possession of the Bank may be applied to or set off by the Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or either Guarantor to the Bank.

                                 14. EXPENSES.
                                     --------

     The Borrower and the Guarantors agree to pay (a) the reasonable costs of producing and reproducing this Loan Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Bank (other than taxes based upon the Bank's revenue or net income) on or with respect to the transactions contemplated by this Loan Agreement (the Borrower and the Guarantors hereby agreeing to indemnify the Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Bank's Special Counsel and any local counsel to the Bank incurred in connection with the preparation, administration or interpretation of the Loan Documents and the other instruments mentioned herein, each closing hereunder, and any amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements incurred by the Bank in connection with the preparation, administration or interpretation of the Loan Documents and the other instruments mentioned herein, including without limitation, the fees and expenses of the Construction Inspector (not to exceed $8,000), (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges, and any fees and costs of marine consultants or the Construction Inspector) incurred by the Bank in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Bank's relationship with the Borrower or the Guarantors and (f) all reasonable fees, expenses and disbursements of the Bank incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this (S)14 shall survive payment or satisfaction of payment of amounts owing with respect to the Note.

                             15. INDEMNIFICATION.
                                 ---------------

     The Borrower and the Guarantors agree to indemnify and hold harmless the Bank from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Loan Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower of the proceeds of any of the Advances, (b) the Borrower or the Guarantors entering into or performing this Loan Agreement or any of the other Loan Documents or (c) with respect to the Borrower or the Guarantors and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Bank shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower or the Guarantors under this (S)15 are unenforceable for any reason, the Borrower and the Guarantors hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this (S)15 shall survive payment and satisfaction in full of the Obligations.

                        16. SURVIVAL OF COVENANTS, ETC.
                            --------------------------

     All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantors pursuant hereto shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Bank of the Advances, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Loan Agreement or the Note or any of the other Loan Documents remains Outstanding or the Bank has any obligation to make any Advances, and for such further time as may be otherwise expressly specified in this Loan Agreement. All statements contained in any certificate or other paper delivered to the Bank at any time by or on behalf of either Guarantor or the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Guarantor hereunder.

                       17. ASSIGNMENT AND PARTICIPATION.
                           ----------------------------

     17.1. ASSIGNMENT BY THE BANK. The Bank may assign to one or more banks all
           ----------------------
or a portion of its interests, rights and obligations under this Loan Agreement (including all or a portion of the Commitment and the same portion of the Construction Loans at the time owing to it, and the Note held by it), provided
                                                                      --------
that the Borrower shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld. Upon the request of the Bank, the Borrower shall consent to the amendment of this Loan Agreement and the other Loan Documents in order to enable the Bank to make such assignments.

     17.2. PARTICIPATIONS. The Bank may sell participations to one or more banks
           --------------
or other entities in all or a portion of the Bank's rights and obligations under this Loan Agreement and the other Loan Documents; provided that (a) the Borrower
                                                  --------
shall have given its prior written consent to such participation (except for participations to affiliates of the Bank), (b) each such participation shall be in an amount of not less than $1,000,000, (c) any such sale or participation shall not affect the rights and duties of the Bank hereunder to the Borrower, and (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Construction Loans, extend the term of the Commitment or increase the amount of the Total Commitment, reduce the amount of any commitment fee to which such participant is entitled, or extend any regularly scheduled payment date for principal or interest or release all or substantially all of the Collateral.

     17.3. DISCLOSURE. The Borrower agrees that in addition to disclosures made
           ----------
in accordance with standard and customary banking practices the Bank may disclose confidential information obtained by the Bank in connection with this Loan Agreement to assignees and participants and potential assignees and potential participants hereunder; provided that such assignees or participants
                                  --------
or potential assignees or potential participants shall agree in writing (a) to treat in confidence such information, (b) not to disclose such information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

     17.4. MISCELLANEOUS ASSIGNMENT PROVISIONS. Anything contained in this (S)17
            ------------- ---------- ----------
to the contrary notwithstanding, the Bank may at any time pledge all or any portion of its interest and rights under this Loan Agreement (including all or any portion of the Note) to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act, 12 U.S.C. (S)341. No such pledge or the enforcement thereof shall release the Bank from its obligations hereunder or under any of the other Loan Documents.

     17.5. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any
            ---------- -- --------
of its rights or obligations under any of the Loan Documents.

                               18. NOTICES, ETC.
                                   ------------

     Except as otherwise expressly provided in this Loan Agreement, all notices and other communications made or required to be given pursuant to this Loan Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telecopy and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower or the Guarantors, at: Two Greenwich Plaza, Greenwich, Connecticut 06830, Attention: Alan Marchisotto, Esq., or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice; and

          (b) if to the Bank, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Mr. Victor Garcia, Transportation Division, or such other address for notice as the Bank shall last have furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(b) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                              19. GOVERNING LAW.
                                 -------------

     THIS LOAN AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AND EACH OF THE GUARANTORS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER AND THE GUARANTORS BY MAIL AT THE ADDRESS SPECIFIED IN (S)18 HEREOF. THE BORROWER AND EACH OF THE GUARANTORS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                 20. HEADINGS.
                                     --------

     The captions in this Loan Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                               21. COUNTERPARTS.
                                   ------------

     This Loan Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Loan Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                          22. ENTIRE AGREEMENT, ETC.
                              ---------------------

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Loan Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
(S)24 hereof.

                           23. WAIVER OF JURY TRIAL.
                               --------------------

     The Borrower and each of the Guarantors hereby waive their right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Loan Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Borrower and each of the Guarantors hereby waive any right they may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower and each of the Guarantors (a) certify that no representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledge that the Bank has been induced to enter into this Loan Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                    24. CONSENTS, AMENDMENTS, WAIVERS, ETC.
                        ----------------------------------

     Except as otherwise expressly provided in this Loan Agreement, any consent or approval required or permitted by this Loan Agreement to be given by the Bank may be given, and any term of this Loan Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Loan Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                               25. SEVERABILITY.
                                   ------------

     The provisions of this Loan Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Loan Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Loan Agreement as a sealed instrument as of the date first set forth above.

                    MORAN BULK CORPORATION

                    By: /s/ Alan L. Marchisotto
                        Name:  Alan L . Marchisotto
                        Title:  Secretary

                    THE FIRST NATIONAL BANK OF BOSTON

                    By: /s/ Daniel O'Connor
                        Name:  Daniel O'Connor
                        Title: Managing Director

                    MORAN TRANSPORTATION COMPANY

                    By:  /s/ Alan L. Marchisotto
                        Name:  Alan L. Marchisotto
                        Title:  Secretary

                    MORAN TOWING CORPORATION

                    By: /s/ Jeffrey J. McAulay
                        Name:  Jeffrey J. McAulay
                        Title:  Vice President Finance and
                                  Administration